                                                                    EXHIBIT 99.1

================================================================================

                                CREDIT AGREEMENT

                            Dated as of June 16, 2003

                                     Between

                              CALLAWAY GOLF COMPANY

                                       and

                              BANK OF AMERICA, N.A.

================================================================================

                                TABLE OF CONTENTS

Section                                                                                   Page
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
CALLAWAY GOLF COMPANY ...............................................................       I

ARTICLE I.            DEFINITIONS AND ACCOUNTING TERMS...............................       1
         1.01     Defined Terms......................................................       1
         1.02     Other Interpretive Provisions......................................      18
         1.03     Accounting Terms...................................................      18
         1.04     Rounding...........................................................      19
         1.05     References to Agreements and Laws..................................      19
         1.06     Times of Day.......................................................      19

ARTICLE II.           THE COMMITMENT AND CREDIT EXTENSIONS...........................      19
         2.01     Loans..............................................................      19
         2.02     Borrowings, Conversions and Continuations of Loans.................      20
         2.03     Letters of Credit..................................................      21
         2.04     Prepayments........................................................      26
         2.05     Termination or Reduction of Commitment.............................      26
         2.06     Repayment of Loans.................................................      26
         2.07     Interest...........................................................      27
         2.08     Fees...............................................................      27
         2.09     Computation of Interest and Fees...................................      27
         2.10     Evidence of Debt...................................................      27
         2.11     Payments Generally.................................................      28

ARTICLE III.          TAXES, YIELD PROTECTION AND ILLEGALITY.........................      29
         3.01     Taxes..............................................................      29
         3.02     Illegality.........................................................      30
         3.03     Inability to Determine Eurodollar Rate.............................      30
         3.04     Increased Cost and Reduced Return; Capital Adequacy................      31
         3.05     Funding Losses.....................................................      32
         3.06     Requests for Compensation..........................................      32
         3.07     Survival...........................................................      32

ARTICLE IV.           CONDITIONS PRECEDENT TO CREDIT EXTENSIONS......................      32
         4.01     Conditions of Initial Credit Extension.............................      32
         4.02     Conditions to all Credit Extensions................................      34

ARTICLE V.            REPRESENTATIONS AND WARRANTIES.................................      35
         5.01     Existence, Qualification and Power; Compliance with Laws...........      35
         5.02     Authorization; No Contravention....................................      35
         5.03     Governmental Authorization; Other Consents.........................      35
         5.04     Binding Effect.....................................................      35
         5.05     Financial Statements; No Material Adverse Effect...................      35
         5.06     Litigation.........................................................      36
         5.07     No Default.........................................................      36
         5.08     Ownership of Property; Liens.......................................      36
         5.09     Environmental Compliance...........................................      36
         5.10     Insurance..........................................................      37
         5.11     Taxes..............................................................      37
         5.12     ERISA Compliance...................................................      37

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
         5.13     Subsidiaries.......................................................      37
         5.14     Margin Regulations; Investment Company Act; Public Utility
                  Holding Company Act................................................      38
         5.15     Disclosure.........................................................      38
         5.16     Compliance with Laws...............................................      38
         5.17     Tax Shelter Regulations............................................      38
         5.18     Intellectual Property; Licenses, Etc...............................      39

ARTICLE VI.           AFFIRMATIVE COVENANTS..........................................      39
         6.01     Financial Statements...............................................      39
         6.02     Certificates; Other Information....................................      40
         6.03     Notices............................................................      41
         6.04     Payment of Obligations.............................................      41
         6.05     Preservation of Existence, Etc.....................................      42
         6.06     Maintenance of Properties..........................................      42
         6.07     Maintenance of Insurance...........................................      42
         6.08     Compliance with Laws...............................................      42
         6.09     Books and Records..................................................      42
         6.10     Inspection Rights..................................................      42
         6.11     Use of Proceeds....................................................      43
         6.12     Additional Guarantors..............................................      43
         6.14     Collateral.........................................................      42

ARTICLE VII.          NEGATIVE COVENANTS.............................................      44
         7.01     Liens..............................................................      44
         7.02     Investments........................................................      45
         7.03     Indebtedness.......................................................      46
         7.04     Fundamental Changes................................................      48
         7.05     Dispositions.......................................................      48
         7.06     Restricted Payments................................................      49
         7.07     Change in Nature of Business.......................................      50
         7.08     Transactions with Affiliates.......................................      50
         7.09     Burdensome Agreements..............................................      50
         7.10     Use of Proceeds....................................................      50
         7.11     Financial Covenants................................................      50

ARTICLE VIII.         EVENTS OF DEFAULT AND REMEDIES.................................      51
         8.01     Events of Default..................................................      51
         8.02     Remedies Upon Event of Default.....................................      53
         8.03     Application of Funds...............................................      53

ARTICLE IX.           MISCELLANEOUS..................................................      54
         9.01     Amendments; Etc....................................................      54
         9.02     Notices and Other Communications; Facsimile Copies.................      54
         9.03     No Waiver; Cumulative Remedies.....................................      55
         9.04     Attorney Costs, Expenses and Taxes.................................      55
         9.05     Indemnification by the Borrower....................................      55
         9.06     Payments Set Aside.................................................      56
         9.07     Successors and Assigns.............................................      56
         9.08     Confidentiality....................................................      58
         9.09     Set-off............................................................      59
         9.10     Interest Rate Limitation...........................................      59
         9.11     Counterparts.......................................................      60
         9.12     Integration........................................................      60

         9.13     Survival of Representations and Warranties.........................      60
         9.14     Severability.......................................................      60
         9.15     Governing Law......................................................      60
         9.16     Waiver of Right to Trial by Jury...................................      61

         SIGNATURES..................................................................      S-1

SCHEDULES

   7.01    Existing Liens
   7.03    Existing Indebtedness
   9.02    Lending Office, Addresses for Notices

EXHIBITS

           FORM OF

    A      Loan Notice
    B      Note
    C      Compliance Certificate
    D      Guaranty
    E      Pledge Agreement

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of June 16, 2003 by and between CALLAWAY GOLF COMPANY, a Delaware corporation (the "Borrower") and BANK of America, N.A. (the "Lender").

         The Borrower has requested that the Lender provide a revolving credit facility, and the Lender is willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower, directly or indirectly, acquires (a) any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger, or otherwise or (b) in one transaction or as the most recent transaction in a series of transactions, a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

         "Affiliate" means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Agreement" means this Credit Agreement.

         "Applicable Rate" means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Lender pursuant to Section 6.02(a):

----------------------------------------------------------------------------------------------------------
                                                   APPLICABLE RATE
----------------------------------------------------------------------------------------------------------
                                                                         Eurodollar Rate
                                                                         +
                                                                         ----------------
                           Consolidated                                  Letter of Credit
Pricing Level              Leverage Ratio              Commitment Fee    Fees                  Base Rate +
----------------------------------------------------------------------------------------------------------
      1                  > than = to 1.00:1                0.250%              1.25%           Minus 0.50%
----------------------------------------------------------------------------------------------------------
      2                  < than 1.00:1 but                 0.200%              1.00%           Minus 0.75%
                         > than = to 0.50:1
----------------------------------------------------------------------------------------------------------
      3                  < than 0.50:1                     0.175%              0.75%           Minus 1.00%
----------------------------------------------------------------------------------------------------------

         Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Rate in effect from the Closing Date through the first date on which there is a change in the Applicable Rate pursuant to the preceding sentence shall be determined based upon Pricing Level 3.

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services and all reasonable expenses and disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

         "Availability Period" means the period from and including the Closing Date to the earlier of (a) the Maturity Date and (b) the date of termination of the Commitment.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Lender as its "prime rate." The "prime rate" is a rate set by the Lender based upon various factors including the Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Borrower" has the meaning specified in the introductory paragraph hereto.

         "Business Day" means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, (i) unless clause (ii) of this definition applies, the state of California or (ii) if the Lending Office is moved to another state in accordance with the provisions of Sections 3.01(e), 3.02, or 3.04(c), the state where such Lending Office is located and (b) if such day relates to any Eurodollar Rate Loan, any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Cash Collateralize" has the meaning specified in Section 2.03(f).

         "Change of Control" means, with respect to any Person, an event or series of events by which:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

         (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived by the Lender.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means the Collateral, as defined in the Pledge Agreement.

         "Commitment" means the obligation of the Lender to make Loans and L/C Credit Extensions hereunder in an aggregate principal amount at any one time not to exceed $50,000,000 as such amount may be adjusted from time to time in accordance with this Agreement.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

         "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period,
(ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) non-cash charges in an aggregate amount not in excess of $50,000,000 incurred in connection with the downsizing, restructuring, closure or partial closure of the golf ball manufacturing operations of the Borrower, (v) losses on the sale of fixed assets and (vi) other expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period (including, without limitation, the amount of any deduction to Consolidated Net Income as the result of any grant to members of the management of the Borrower or its Subsidiaries of any Equity Interests in the Borrower), and minus (b) the following to the extent increasing such Consolidated Net Income (i) all non-cash gains which have been added in determining Consolidated Net Income for such period and (ii) gains on the sale of fixed assets.

         "Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts and accrued expenses payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

         "Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

         "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or
(b).

         "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" has the meaning specified in the definition of "Affiliate."

         "Credit Extension" means each of the following: (a) a borrowing of a Loan and (b) an L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, the Insolvency Act, the Enterprise Act, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 3% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 3% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Direct Material Foreign Subsidiary" means any Material Foreign Subsidiary that is directly and wholly owned by the Borrower or another Domestic Subsidiary.

         "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The transfer of equipment to suppliers for the purpose of facilitating production of product for the Borrower and its Subsidiaries shall not be a "Disposition" for purposes of this Agreement.

         "Dollar" and "$" mean lawful money of the United States.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

         "Eligible Assignee" has the meaning specified in Section 9.07(f).

         "Enterprise Act" means the Enterprise Act of 2002 of England and Wales as amended (or any successor statute) and any rule or regulation issued thereunder.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Eurodollar Base Rate" has the meaning specified in the definition of Eurodollar Rate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Lender pursuant to the following formula:

                                                   Eurodollar Base Rate
                         Eurodollar Rate = ------------------------------------
                                           1.00 - Eurodollar Reserve Percentage

                  Where,

                  "Eurodollar Base Rate" means, for such Interest Period:

                  (a) the rate per annum equal to the rate determined by the Lender to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Lender to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Lender as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by the Lender's London Branch to major banks in the London interbank eurodollar market at their request at approximately 1:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day applicable to the Lender under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Eurodollar Rate Loan" means a Loan that bears interest based on the Eurodollar Rate.

         "Event of Default" has the meaning specified in Section 8.01.

         "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of February 10, 1999 among the Borrower, the other credit parties and lenders signatory thereto, and General Electric Capital Corporation, as Agent, as the same may have been amended, modified or waived.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve the Lender of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Lender on such day on such transactions as determined by the Lender.

         "Financial Institution" means (i) a commercial bank organized under the laws of the United States, or any state thereof, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, (iii) any institution the business of which is engaging in financial activities as described in Section 4(k) of the Bank Holding Company Act of 1956; (iv) any Affiliate of the Lender; or (v) any other entity approved by the Lender.

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GSOT" means the Callaway Golf Company Grantor Stock Trust established pursuant to the Trust Agreement dated as of July 14, 1995 between the Borrower and Sanwa Bank California, as amended from time to time. The GSOT shall not be construed as an "Affiliate" or a "Subsidiary" of the Borrower for purposes of this Agreement.

         "Guarantors" means, collectively, each Domestic Subsidiary of the Borrower that executes and delivers a Guaranty.

         "Guaranty" means the Guaranty made by the Guarantors in favor of the Lender, substantially in the form of Exhibit D.

         "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Honor Date" has the meaning specified in Section 2.03(c)(i).

         "Immaterial Subsidiary" means, at any time, any Subsidiary of the Borrower (i) in which the aggregate Investments made by the Borrower and its Subsidiaries (excluding receivables of the Borrower and its Subsidiaries arising in the ordinary course of business for the sale of inventory and provision of services but, in the case of Investments in a Foreign Subsidiary, including Investments in Subsidiaries of such Foreign Subsidiary other than any such receivables) do not exceed Fifteen Million Dollars ($15,000,000) or (ii) that had gross annual sales during the four fiscal quarters most recently ended (calculated on a Pro Forma Basis after giving effect to any Acquisition made during such period) of less than $50,000,000; provided, however, any Domestic Subsidiary of the Borrower directly holding Equity Interests that are Pledged Equity Interests or Pledged Debt Securities shall not be an Immaterial Subsidiary.

         "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (c)      net obligations of such Person under any Swap
         Contract;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and accrued expenses arising in the ordinary course of business);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f)      capital leases and Synthetic Lease Obligations; and

                  (g) all Guarantees of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Liabilities" has the meaning specified in Section 9.05.

         "Indemnitees" has the meaning specified in Section 9.05.

         "Insolvency Act" means the Insolvency Act of 1986 of England and Wales as amended (or any successor statute) and any rule or regulation issued thereunder.

         "Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii)    no Interest Period shall extend beyond the Maturity
         Date.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IRS" means the United States Internal Revenue Service.

         "Japanese Security Document" means the Supplemental Agreement dated as of June 16, 2003 between the Borrower and the Lender.

         "Joint Venture" means a corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) which is not the Borrower or a Subsidiary of any Loan Party and which is now or hereafter formed by any Loan Party with another Person in order to conduct a common venture or enterprise with such Person

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including, without limitation, ERISA, Environmental Laws and the interpretation or administration of any of the foregoing by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all unreimbursed drawings under all Letters of Credit.

         "Lending Office" means the office or offices of the Lender described as such on Schedule 9.02, or such other office or offices as the Lender may from time to time notify the Borrower.

         "Letter of Credit" means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Lender.

         "Letter of Credit Expiration Date" means (i) in the case of standby letters of credit, the day that is 365 days after the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day) and (ii) in the case of commercial letters of credit, the day that is 180 days after the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to $15,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Commitment.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever in respect of any property (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan" has the meaning specified in Section 2.01.

         "Loan Documents" means this Agreement, any Note, the Guaranty, the Pledge Agreement, the Japanese Security Document, the U.K. Security Document, and each other document, agreement, and instrument (including, without limitation, financing statements and stock powers) as shall be executed or delivered in connection herewith and therewith.

         "Loan Notice" means a notice of (a) a borrowing of a Loan, (b) a conversion of a Loan from one Type to the other, or (c) a continuation of a Eurodollar Rate Loan as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Loan Parties" means, collectively, the Borrower and each Guarantor.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "Material Domestic Subsidiary" means, at any time, any Domestic Subsidiary of the Borrower that is also a Material Subsidiary.

         "Material Foreign Subsidiary" means, at any time, any Foreign Subsidiary of the Borrower that is also a Material Subsidiary; provided, however, that the Foreign Subsidiary formed in connection with the Permitted IHC Transaction that is directly and wholly-owned by the Borrower or another Domestic Subsidiary shall be deemed to be a "Material Foreign Subsidiary" immediately upon its formation.

         "Material Subsidiary" means, at any time, any Subsidiary of the Borrower that is not, at such time, an Immaterial Subsidiary.

         "Maturity Date" means June 16, 2005.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Note" means a promissory note made by the Borrower in favor of the Lender evidencing Loans made by the Lender, substantially in the form of Exhibit B.

         "Obligations" means all advances by the Lender to, and debts, liabilities, obligations, covenants and duties of, any Loan Party to the Lender arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or Swap Contract, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Outstanding Amount" means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and
(ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Participant" has the meaning specified in Section 9.07(c).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Permitted Acquisition" means any Acquisition by the Borrower or any of its Material Subsidiaries where:

         (a) the Board of Directors or authorized management committee of the Borrower or of the applicable Material Subsidiary and of the Person whose assets or Equity Interests are being acquired has approved such Acquisition;

         (b) the business acquired in connection with such Acquisition is not engaged, directly or indirectly, in any line of business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date and any business activities that are substantially similar, related, incidental, or complementary thereto;

         (c) both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct in all material respects (except (i) any such representation or warranty which relates to a specified prior date and (ii) to the extent the Lender has been notified in writing by the Borrower that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty) and no Default or Event of Default exists, will exist, or would result therefrom;

         (d) after giving effect to the Acquisition, the Borrower will continue to be compliance with the covenants in this Agreement, determined on a Pro Forma Basis;

         (e) concurrently with any Acquisition of Equity Interests of a Direct Material Foreign Subsidiary by the Borrower or a Domestic Subsidiary, the Borrower or such Domestic Subsidiary will cause such Equity Interests to be pledged to the Lender under the Pledge Agreement and otherwise to be free and clear of Liens except as otherwise may be permitted under this Agreement and the other Loan Documents; and

         (f) concurrently with any Acquisition resulting in a Material Domestic Subsidiary, the Borrower will cause such Subsidiary to become a Guarantor in accordance with Section 6.12(a).

         "Permitted IHC Transaction" means a corporate reorganization of the Borrower and its Subsidiaries in which:

         (a) the Borrower and its Subsidiaries establish and capitalize, to the extent reasonably necessary to effectuate the purposes thereof, one or more wholly-owned Foreign Subsidiaries in one or a series of transactions after giving effect to which at least one Direct Material Foreign Subsidiary will be wholly-owned directly by the Borrower and/or its Domestic Subsidiaries and sixty-five percent (65%) of the Equity Interests in such Direct Material Foreign Subsidiary will constitute Collateral pursuant to the Pledge Agreement;

         (b) the Borrower and/or its Material Domestic Subsidiaries (collectively the "Licensors"), while retaining ownership of and the right to transfer and encumber Intangible Assets, including the right to license Intangible Assets to Persons both within and outside of the United States, grant to a Foreign Subsidiary (the "IHC") a non-exclusive license in Intangible Assets under which (i) the IHC agrees to pay royalties to the Licensors in return for the right to exploit Intangible Assets in specified jurisdictions, (ii) the Licensors reserve the right to revoke the license in their discretion and, in any event, upon breach of the license by the IHC, and (iii) the IHC disclaims, waives, and agrees to hold the Licensors harmless from any warranties, indemnities or claims against them arising out of Intangible Assets licensed to the IHC, including without limitation, on account of any claims of infringement;

         (c) the Lender will release any Lien on Pledged Equity Securities and Pledged Debt Securities of any Foreign Subsidiary that ceases to be directly owned by the Borrower or a Domestic Subsidiary of the Borrower; and

         (d) at and after the times that the Direct Material Foreign Subsidiary and the IHC described in subsections (a) and (b) above are formed, the Borrower and its Subsidiaries take such other and ancillary actions as are reasonably necessary to effectuate the foregoing transaction.

         "Permitted Lien" means each Lien permitted by Section 7.01.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit F to this Agreement pursuant to which the Lender is granted a first priority perfected security interests in the Collateral as security for the Obligations, subject only to any Permitted Liens that, by their terms, may have priority over the security interest of the Lender in the Collateral.

         "Pledged Debt Securities" means any debt securities directly owned by the Borrower or any Domestic Subsidiary of the Borrower that are issued by the IHC (as defined in the definition of "Permitted IHC Transaction") and the promissory notes and any other instruments, agreements or documents evidencing such debt securities.

         "Pledged Equity Interests" means all Equity Interests in any Direct Material Foreign Subsidiary of the Borrower and the certificates representing all such Equity Interests; provided that the Pledged Equity Interests shall not include (i) more than 65% of the issued and outstanding shares of voting stock (but shall include 100% of the issued and outstanding shares of non-voting stock) of any such Direct Material Foreign Subsidiary, (ii) to the extent that applicable law requires issuance of directors' qualifying shares to satisfy national citizenship requirements, such Equity Interests, or (iii) Equity Interests that are not directly owned by the Borrower or any Domestic Subsidiary of the Borrower.

         "Pledgor" means the Borrower and each Domestic Subsidiary of the Borrower that joins in the Pledge Agreement by executing a Joinder Agreement substantially in the form of Exhibit A thereto.

         "Pro Forma Basis" means, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to an Acquisition (including pro forma adjustments arising out of events which are directly attributable to the Acquisition, are factually supportable, and are expected to have a continuing impact, in each case determined on a basis consistent with application of GAAP and Requirements of Law; such pro forma adjustments may include cost savings resulting from head count reductions, closure of facilities and similar restructuring charges or integration activities or other adjustments certified as based on reasonable assumptions by a Responsible Officer of the Borrower, together with such other pro forma adjustments certified as based on reasonable assumptions by a Responsible Officer of the Borrower as may be reasonably acceptable to the Lender using, for purposes of determining such compliance, the historical financial statements of the Borrower, its Subsidiaries and any Person so acquired).

         "Regulation U" means Regulation U as promulgated by the Board of Governors of the Federal Reserve System.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a borrowing, conversion or continuation of a Loan, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "SEC Filings" means all annual registration statements of the Borrower (other than exhibits thereto, pricing supplements and any registration statements (x) on Form S-8 or its equivalent or (y) in connection with asset securitization transactions) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender).

         "Synthetic Lease Obligations" means the monetary obligations of a Person under a so-called synthetic lease, off-balance sheet or tax retention lease, if such obligations are considered indebtedness for borrowed money for tax purposes but such lease is classified as an operating lease under GAAP, but in any case excluding any obligations that are liabilities of any such Person as lessee under any operating lease so long as the terms of such operating lease do not require any payment by or on behalf of such Person at termination of such operating lease pursuant to a required purchase by or on behalf of such Person of the property or assets subject to such operating lease or under any arrangement pursuant to which such Person guarantees or otherwise assures any other Person of the value of the property or assets subject to such operating lease.

         "Threshold Amount" means for purposes of Sections 6.04 (payment of obligations), 8.01(e) (cross-default), Sections 8.01(i) (ERISA) and 8.01(h) (judgments), $10,000,000.

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

         "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "U.K. Security Document" means the Equitable Mortgage over Securities dated as of approximately July 16, 2003 between the Borrower and the Lender.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b)      (i)      The words "herein," "hereto," "hereof" and
"hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (iii) The term "including" is by way of example and not limitation.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Lender), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.06 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

         1.07 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                  ARTICLE II.
                      THE COMMITMENT AND CREDIT EXTENSIONS

         2.01 LOANS. Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a "Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the Commitment; provided, however, that after giving effect to any borrowing, the Total Outstandings shall not exceed the Commitment. Within the limits of the Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section
2.01. A Loan may be a Base Rate Loan or a Eurodollar Rate Loan, as further provided herein.

         2.02     BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

         (a) Each borrowing, each conversion of a Loan from one Type to the other, and each continuation of a Eurodollar Rate Loan shall be made upon the Borrower's irrevocable notice to the Lender, which may be given by telephone. Each such notice must be received by the Lender not later than 1:00 p.m. (i) three Business Days prior to the requested date of any borrowing of, conversion to or continuation of a Eurodollar Rate Loan or of any conversion of a Eurodollar Rate Loan to a Base Rate Loan, and (ii) on the requested date of any borrowing of a Base Rate Loan. Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 9.02(d), any such telephonic notice may be given by an individual who has been authorized in writing to do so by a Responsible Officer of the Borrower. Each such telephonic notice must be confirmed promptly by delivery to the Lender of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each borrowing of, conversion to or continuation of a Eurodollar Rate Loan shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof. Except as provided in Section 2.03(c), each borrowing of or conversion to a Base Rate Loan shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a borrowing, a conversion of a Loan from one Type to the other, or a continuation of a Eurodollar Rate Loan, (ii) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of the Loan to be borrowed, converted or continued, (iv) the Type of Loan to be borrowed or to which an existing Loan is to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loan shall be made as, or converted to, a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loan. If the Borrower requests a borrowing of, conversion to, or continuation of a Eurodollar Rate Loan in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b)      Upon satisfaction of the applicable conditions set forth in
Section 4.02 (and, if a borrowing is the initial Credit Extension, Section 4.01), the Lender shall make the proceeds of each Loan available to the Borrower either by (i) crediting the account of the Borrower on the books of the Lender with the amount of such proceeds or (ii) wire transfer of such proceeds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Lender by the Borrower; provided, however, that if on the date of the Loan Notice with respect to such borrowing is given, there are drawings under Letters of Credit that have not been reimbursed by the Borrower, then the proceeds of such borrowing shall be applied, first, to the payment in full of any such unreimbursed drawings, and second, to the Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loan may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Lender.

         (d) The Lender shall promptly notify the Borrower of the interest rate applicable to any Interest Period for a Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Lender shall be conclusive in the absence of manifest error. At any time that a Base Rate Loan is outstanding, the Lender shall notify the Borrower of any change in the Lender's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect.

         2.03     LETTERS OF CREDIT.

         (a)      The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, the Lender agrees (A) from time to time on any Business Day during the period from the Closing Date until the Maturity Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (B) to honor drafts under the Letters of Credit; provided that the Lender shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit if as of the date of such L/C Credit Extension, (y) the Total Outstandings would exceed the Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) The Lender shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any Law applicable to the Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Lender in good faith deems material to it;

                           (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit (if a standby Letter of Credit) would occur more than 365 days after the date of issuance or last renewal or (if a commercial Letter of Credit) 180 days after the date of issuance or last renewal;

                           (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date;

                           (D) the issuance of such Letter of Credit would violate one or more policies of the Lender; or

                           (E) such Letter of Credit is in an initial amount less than $100,000, or is to be denominated in a currency other than Dollars.

                  (iii) The Lender shall be under no obligation to amend any Letter of Credit if (A) the Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Lender in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the Lender not later than 1:00 p.m., at least two Business Days (or such later date and time as the Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Lender may require.

                  (ii) Upon the Lender's determination that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Lender's usual and customary business practices.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Lender, the Borrower shall not be required to make a specific request to the Lender for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lender shall, subject to the terms and conditions set forth herein, permit the renewal of such Letter of Credit to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Lender shall have no obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time if it has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise).

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Lender will also deliver to the Borrower a true and complete copy of such Letter of Credit or amendment.

         (c)      Drawings and Reimbursements.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Lender shall notify the Borrower thereof. Not later than 1:00 p.m. on the date of any payment by the Lender under a Letter of Credit (each such date, an "Honor Date") or the next succeeding Business Day if notice of drawing was received by the Borrower after 11:00 a.m. on the Honor Date, the Borrower shall reimburse the Lender in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the Lender, the Borrower shall be deemed to have requested a borrowing of a Base Rate Loan to be disbursed on the Honor Date (or the next succeeding Business Day, if applicable) in an amount equal to the amount of such unreimbursed drawing, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitment and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).

                  (ii) If the Borrower fails to reimburse the Lender for any drawing under any Letter of Credit (whether by means of a borrowing or otherwise), such unreimbursed amount shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.

         (d) Obligations Absolute. The obligation of the Borrower to reimburse the Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the Lender. The Borrower shall be conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is given as aforesaid.

         (e) Role of Lender. The Borrower agrees that, in paying any drawing under a Letter of Credit, the Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Lender, any of its Affiliates, any of the respective officers, directors, employees, agents or attorneys-in-fact of the Lender and its Affiliates, nor any of the respective correspondents, participants or assignees of the Lender shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(d); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Lender, and the Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Lender's willful misconduct or gross negligence or the Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (f) Cash Collateral. Upon the request of the Lender, (i) if the Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has not been reimbursed on the applicable Honor Date (or the next succeeding Business Day, as applicable), or (ii) if, as of the Maturity Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the applicable Honor Date or the Maturity Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Lender, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Lender. Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Lender a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Lender.

         (g) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Lender and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International the Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on the Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         (h)      Letter of Credit Fees. The Borrower shall pay to the Lender
(i) a Letter of Credit fee for each commercial Letter of Credit as quoted by the Lender in its sole discretion with respect to such Letter of Credit, and (ii) a Letter of Credit fee for each standby Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (i) Documentary and Processing Charges Payable to Lender. The Borrower shall pay to the Lender the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (j) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.04     PREPAYMENTS.

         (a) The Borrower may, upon notice to the Lender, at any time or from time to time voluntarily prepay any Loan in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of a Eurodollar Rate Loan, and (B) on the date of prepayment of a Base Rate Loan; (ii) any prepayment of a Eurodollar Rate Loan shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof; and
(iii) any prepayment of a Base Rate Loan shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loan(s) to be prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.

         (b) If for any reason the Total Outstandings at any time exceed the Commitment then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Commitment then in effect.

         2.05 TERMINATION OR REDUCTION OF COMMITMENT. The Borrower may, upon notice to the Lender, terminate the Commitment, or from time to time permanently reduce the Commitment; provided that (i) any such notice shall be received by the Lender not later than 1:00 p.m., five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $250,000 or any whole multiple of $50,000 in excess thereof,
(iii) the Borrower shall not terminate or reduce the Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Commitment, and (iv) if, after giving effect to any reduction of the Commitment, the Letter of Credit Sublimit exceeds the amount of the Commitment, such Sublimit shall be automatically reduced by the amount of such excess. All commitment fees accrued until the effective date of any termination of the Commitment shall be paid on the effective date of such termination.

         2.06 REPAYMENT OF LOANS. The Borrower shall repay to the Lender on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

         2.07     INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

         (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Subject, in each case, to applicable law, interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.08 FEES. In addition to certain fees described in subsections (h) and (i) of Section 2.03, the Borrower shall pay to the Lender (a) on or prior to the Closing Date, a non-refundable, fully earned upfront fee calculated on the Commitment from the Closing Date until the Maturity Date equal to $100,000, and
(b) a commitment fee equal to the Applicable Rate times the actual daily amount by which the Commitment exceeds the Total Outstandings. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         2.09 COMPUTATION OF INTEREST AND FEES. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

         2.10 EVIDENCE OF DEBT. The Credit Extensions made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be prima facie of the amount of the

Credit Extensions made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the request of the Lender, the Borrower shall execute and deliver to the Lender a Note, which shall evidence the Lender's Loans in addition to such accounts or records. The Lender may attach schedules to the Note and endorse thereon the date, Type, amount and maturity of each Loan and payments with respect thereto.

         2.11     PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender at the applicable Lending Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. All payments received by the Lender after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) Nothing herein shall be deemed to obligate the Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.12     AUTO-DEBIT.

         (a) The Borrower agrees that the Lender will debit deposit account number 14594-03916 owned by the Borrower, or such other of the Borrower's accounts with the Lender as designated in writing by the Borrower (the "Designated Account") on the date (the "Due Date") when principal, interest and/or fees are payable under this Agreement.

         (b) Prior to each Due Date, the Lender will mail to the Borrower a statement of the amounts that will be due on that Due Date (the "Billed Amount"). The bill will be mailed a specified number of calendar days prior to the Due Date, which number of days will be mutually agreed from time to time by the Lender and the Borrower. The calculations in the bill will be made on the assumption that no new extensions of credit or payments will be made between the date of the billing statement and the Due Date, and that there will be no changes in the applicable interest rate.

         (c) The Lender will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date (the "Accrued Amount"). If the Billed Amount debited to the Designated Account differs from the Accrued Amount, the discrepancy will be treated as follows: (i) if the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the discrepancy. The Borrower will not be in default by reason of any such discrepancy; (ii) if the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the discrepancy. Regardless of any such discrepancy, interest will continue to accrue based on the actual amount of principal outstanding without compounding. The Lender will not pay the Borrower interest on any overpayment.

         (d) The Borrower will maintain sufficient funds in the Designated Account to cover each debit. If there are insufficient funds in the Designated Account on the date the Lender enters any debit authorized by this Agreement, the Lender may reverse the debit.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01     TAXES.

         (a) Any and all payments by the Borrower to or for the account of the Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Lender is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Lender, the Borrower shall also pay to the Lender, at the time interest is paid, such additional amount that the Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender makes a demand therefor.

         (e) If the Borrower is required to pay additional amounts to the Lender pursuant to this Section 3.01, the Lender shall used reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to reduce or eliminate any such additional payment by the Borrower.

         (f) If the Borrower pays any additional amounts in respect of any Taxes or Other Taxes pursuant to this Section 3.01 which result in the Lender actually received from the taxing authority imposing such Taxes or Other Taxes a refund of all or any portion of such Taxes or Other Taxes, the Lender shall, within 30 days of receipt of such refund, pay to the Borrower an amount equal to the amount of such refund actually received by the Lender and reasonably attributable to Taxes and Other Taxes that have been paid by the Borrower pursuant to this Section 3.01 with respect to such refund.

         (g) The Borrower shall not be required to make any payments under this Section 3.01 to any Lender or Participant that has failed to comply with the applicable certification requirements set forth in Section 9.07.

         (h) Notwithstanding anything in Sections 3.01(a), 3.01(b), 3.01(c) or 3.01(d), the Borrower shall not be obligated to compensate the Lender for any amount arising or accruing before the earlier of (i) 180 prior to the date on which the Lender gives notice to the Borrower under this Section 3.01 or (ii) the date such taxes arose or began accruing (and such Lender did not know such amount was arising or accruing).

         3.02 ILLEGALITY. If the Lender determines that any change in Law occurring after the date of this Agreement has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender, prepay or, if applicable, convert all Eurodollar Rate Loans to Base Rate Loans, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. The Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of the Lender, otherwise be materially disadvantageous to the Lender.

         3.03 INABILITY TO DETERMINE EURODOLLAR RATE. If the Lender determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar

Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain Eurodollar Rate Loans shall be suspended until the Lender revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of a Eurodollar Rate Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

         3.04     INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

         (a) If the Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law occurring after the Closing Date, or the Lender's compliance therewith, there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or issuing Letters of Credit, or a reduction in the amount received or receivable by the Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which the Lender is organized or has its Lending Office, and (iii) reserve requirements utilized in the determination of the Eurodollar Rate), then from time to time within 15 days of demand by the Lender, subject to Section 3.04(c), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If the Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by the Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender as a consequence of the Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and the Lender's desired return on capital), then from time to time upon demand of the Lender, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such reduction.

         (c) Promptly after receipt of knowledge of any change in law or other event that will entitle any Lender to compensation under this Section 3.04, the Lender shall give notice thereof to the Borrower certifying the basis for such request for compensation in accordance with Section 3.06(a) and designate a different Lending Office if such designation will avoid, or reduce the amount of, compensation payable under this Section 3.04 and will not, in the good faith judgment of the Lender, otherwise be materially disadvantageous to the Lender. Notwithstanding anything in Sections 3.04(a) or 3.04(b) to the contrary, the Borrower shall not be obligated to compensate the Lender for any amount arising or accruing before the earlier of (i) 180 days prior to the date on which the Lender gives notice to the Borrower under this Section 3.04(c) or
(ii) the date such amount arose or began accruing (and such Lender did not know such amount was arising or accruing) as a result of the retroactive application of any change in Law or other event giving rise to the claim for compensation.

         3.05 FUNDING LOSSES. Upon demand of the Lender from time to time, the Borrower shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

         (b) any failure by the Borrower (for a reason other than the failure of the Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower, including (i) in the case of a conversion, payment, prepayment, or failure to prepay, borrow, continue, or convert except by reason of a suspension of the availability of the Eurodollar Rate pursuant to Sections 3.02 or Section 3.03 or demand for prepayment or conversion on a date other than the last day of the relevant Interest Period made by the Lender pursuant to Section 3.02, any loss of anticipated profits and (ii) in all cases, any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lender under this Section 3.05, the Lender shall be deemed to have funded each Eurodollar Rate Loan at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         3.06 REQUESTS FOR COMPENSATION. (a) A certificate of the Lender claiming compensation under this Article III and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be prima facie evidence thereof. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

         (b) Prior to giving notice pursuant to Section 3.02 or to demanding compensation or other payment pursuant to Section 3.01 or Section 3.04, the Lender will consult with the Borrower with reference to the circumstances giving rise thereto; provided that nothing in this Section 3.06(b) shall limit the right of the Lender to require full performance by the Borrower of its obligations under such Sections.

         3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Commitment and repayment of all other Obligations hereunder.

                                  ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of the Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) The Lender's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender and its legal counsel:

                  (i) counterparts of this Agreement, the Japanese Security Document, and the U.K. Security Document duly executed by the Borrower, of the Guaranty duly executed by each Material Domestic Subsidiary of the Borrower, and of the Pledge Agreement duly executed by the Borrower and by each Domestic Subsidiary of the Borrower that directly holds any Pledged Equity Interests, all such counterparts to be in sufficient in number for distribution to the Lender and the Borrower;

                  (ii) if requested by the Lender, a Note executed by the Borrower;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                  (iv) such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (v) favorable opinions of internal counsel to the Loan Parties and Gibson, Dunn & Crutcher LLP, outside counsel to the Loan Parties, addressed to the Lender which shall be in form and substance satisfactory to the Lender;

                  (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                  (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that, except as disclosed in the Borrower's SEC Filings made prior to the Closing Date, there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) a calculation of the Consolidated Leverage Ratio as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date;

                  (viii) Uniform Commercial Code financing statement searches of the records of the Secretary of States of Delaware and California with results satisfactory to the Lender;

                  (ix) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

                  (x) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or will be released;

                  (xi) the Audited Financial Statements, including the notes thereto audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Lender all prepared in accordance with GAAP and otherwise satisfactory to the Lender, and such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require;

         (b) Any fees required to be paid to the Lender on or before the Closing Date shall have been paid.

         (c) The Borrower shall have paid all Attorney Costs of the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender).

         (d) The Closing Date shall have occurred on or before June 16, 2003.

         4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of the Lender to make any Credit Extension is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of
Section 6.01.

         (b) No Default shall exist, or would result from such proposed Credit Extension.

         (c) The Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of a Loan to the other Type or a continuation of a Eurodollar Rate Loan) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender that:

         5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party (a) is a corporation duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens in favor of the Lender) under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

         5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for such approvals, consents, exemptions, authorizations, actions, notices or filings which have been obtained, taken, given or made and are in full force and effect.

         5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar Laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.05     FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, to the extent required by GAAP to be shown on such financial statements.

         (b) The unaudited consolidated financial statements of the Borrower and its Subsidiaries dated March 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Such financial statements and the SEC Filings delivered to the Lender set forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness, to the extent required by GAAP to be shown on such financial statements.

         (c) Except as disclosed in the SEC Filings made by the Borrower on or prior to the Closing Date, since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         5.06 LITIGATION. Except as disclosed in SEC Filings made by the Borrower prior to the Closing Date or previously disclosed to the Lender, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

         5.09 ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in SEC Filings delivered to the Lender, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

         5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.12     ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.13     SUBSIDIARIES.

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

         Except as disclosed in the SEC Filings or specifically disclosed by the Borrower to the Lender, the Borrower has no Subsidiaries and has no Equity Interests in any other Person.

         5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and the Lender or any Affiliate of the Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock (as defined in Regulation U).

         (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.15 DISCLOSURE. No written report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, and that no assurance can be given that the projections will be realized.

         5.16 COMPLIANCE WITH LAWS. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.17 TAX SHELTER REGULATIONS. The Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Lender thereof. If the Borrower so notifies the Lender, the Borrower acknowledges that the Lender may treat the Loans and/or the Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Lender will maintain the lists and other records required by such Treasury Regulation.

         5.18 INTELLECTUAL PROPERTY; LICENSES, ETC. To the best knowledge of the Borrower and except as otherwise disclosed in the SEC Filings made by the Borrower prior to the Closing Date or previously disclosed to the Lender, the Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed by the Borrower or any Subsidiary infringes upon any valid, proprietary rights held by any other Person that could result in a claim that, if successful, could reasonably be expected to have a Material Adverse Effect. Except as disclosed in SEC Filings made by the Borrower prior to the Closing Date or previously disclosed to the Lender, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.19 COLLATERAL. The provisions of this Agreement and the other Loan Documents create legal, valid, perfected, enforceable and continuing security interests on the Collateral in favor of the Lender, enforceable against the Borrower, each other Pledgor (in the case of the Pledge Agreement), and all third parties having priority over all other Liens on the Collateral except in the case of Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Lender pursuant to any applicable law or agreement.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as the Commitment shall be in effect, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.11 and 6.12) cause each Material Subsidiary to:

         6.01 FINANCIAL STATEMENTS. Deliver to the Lender, in form and detail satisfactory to the Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a consolidated financial statements, a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

         (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

         (c) concurrently with the delivery of the financial statements referred to in subsections (a) and (b) above, consolidating balance sheets of the Borrower and its Subsidiaries as of the end of the relevant fiscal year (in the case of subsection (a)) or fiscal quarter (in the case of subsection (b)) and the related consolidating statement of income for the fiscal year (in the case of subsection (a)) or fiscal quarter (in the case of subsection (b)).

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

         6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Lender, in form and detail satisfactory to the Lender:

         (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

         (b) promptly after any request by the Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

         (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Lender pursuant hereto;

         (d) promptly after the Borrower has notified the Lender of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

         (e) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

         Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(a) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 9.02; provided that: (i) if the Lender so requests, the Borrower shall deliver paper copies of such documents to the Lender until a written request to cease delivering paper copies is given by the Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Lender of the posting of any such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Lender.

         6.03     NOTICES. Notify the Lender:

         (a) Within five (5) Business Days after the occurrence of a Default under Section 8.01(e) and promptly after the occurrence of any other Default;

         (b) Promptly of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, if applicable,
(i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c)      Promptly of the occurrence of any ERISA Event; and

         (d) Promptly of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         6.04 PAYMENT OF OBLIGATIONS. Pay and discharge, as the same shall become due and payable, all its obligations and liabilities in an aggregate amount in excess of the Threshold Amount, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.06 MAINTENANCE OF PROPERTIES. (a) Except for any downsizing, restructuring, closure or partial closure of the golf ball manufacturing operations of the Borrower in existence on the Closing Date, maintain, preserve and protect all of its material properties and material equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.

         6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, write, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

         6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

         6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document, including any Permitted Acquisition.

         6.12     ADDITIONAL GUARANTORS AND PLEDGORS.

         (a) Notify the Lender prior to the time that (i) any Person becomes a Material Domestic Subsidiary, and promptly thereafter (and in any event prior to the date such Person becomes such a Material Domestic Subsidiary), cause such Person to (a) become a Guarantor by executing and delivering to the Lender a counterpart of the Guaranty or such other document as the Lender shall deem appropriate for such purpose, (ii) if such Person holds directly any Equity Interests that are Pledged Equity Interests or any Pledged Debt Securities, become a Pledgor by executing and delivering to the Lender a Joinder Agreement substantially in the form of Exhibit A to the Pledge Agreement and make such deliveries to the Lender as are required by the Pledge Agreement,
(iii) deliver to the Lender such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of such Person as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof in connection with the Guaranty, Pledge Agreement, and any other Loan Documents to which such Person is a party,
(iv) deliver to the Lender such documents and certifications as the Lender may reasonably require to evidence that such Person is duly organized or formed and is validly existing, in good standing and qualified to engage in business in jurisdictions reasonably requested by the Lender, and (v) deliver to the Lender favorable opinions of counsel (which may be internal counsel) to such Person, all in form, content and scope reasonably satisfactory to the Lender; and

         (b) Notify the Lender prior to the time that a Guarantor that is not a Pledgor acquires a direct interest in any Equity Interests that are Pledged Equity Interests or in any Pledged Debt Securities and promptly thereafter (and in any event prior to the date such Person acquires such Pledged Equity Interests or Pledged Debt Securities), cause such Person to (i) become a Pledgor by executing and delivering to the Lender a Joinder Agreement substantially in the form of Exhibit A to the Pledge Agreement and make such deliveries to the Lender as are required by the Pledge Agreement, (ii) deliver to the Lender such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of such Guarantor as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof in connection with the Pledge Agreement, (iii) deliver to the Lender such documents and certifications as the Lender may reasonably require to evidence that such Guarantor continues to be duly organized or formed and that such Guarantor is validly existing, in good standing and qualified to engage in business to the extent reasonably required by the Lender in connection with the Pledge Agreement, and (iv) deliver to the Lender favorable opinions of counsel (which may be internal counsel) to such Guarantor, all in form, content and scope reasonably satisfactory to the Lender.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as the Commitment shall be in effect, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Material Subsidiary to, directly or indirectly:

         7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a)      Liens pursuant to any Loan Document;

         (b) Liens existing on the date hereof that, to the best knowledge of the Borrower, are listed on Schedule 7.01;

         (c) Liens for taxes, fees, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or to the extent that nonpayment thereof is permitted by Section 6.04;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

         (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

         (f) deposits or other Liens to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

         (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

         (i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

         (j) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed, on the date of acquisition, the cost or fair market value, whichever is lower, of the property being acquired;

         (k) Liens securing Indebtedness permitted under Section 7.03(g); provided that such Liens (i) do not at any time encumber any property other than the property acquired and, if Equity Interests in a Person are acquired, the assets of such Person , (ii) do not encumber any Collateral, and (iii) were not created in anticipation of such Permitted Acquisition;

         (l)      Liens on the Collateral in favor of the Lender;

         (m) extensions, renewals and replacements of Liens referred to in clauses (a) through (k) above, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03;

         (n) leases, subleases, licenses and rights to use granted to others not otherwise prohibited by this Agreement that do not materially adversely affect the conduct by the Borrower and by its Subsidiaries of their core golf products business; and

         (o) Liens securing other Indebtedness of the Borrower and its Material Subsidiaries not expressly permitted by subsections (a) through (n) above; provided that the aggregate amount of Indebtedness secured by such Liens permitted by this subsection (o) shall not exceed $5,000,000 in the aggregate outstanding at any one time.

         Notwithstanding any other provision of this Section 7.01, the restrictions set forth herein shall not apply to any Liens on stock of the Borrower held by the Borrower as treasury stock or held by the GSOT that would constitute margin stock (as defined in Regulation U).

         7.02     INVESTMENTS. Make any Investments, except:

         (a) Investments held by the Borrower or such Subsidiary in the form of cash equivalents or short-term marketable securities;

         (b) advances to officers, directors and employees of the Borrower and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

         (c) Investments in existence on the Closing Date of the Borrower and its Subsidiaries, including, without limitation, the Borrower's existing Investment in the GSOT;

         (d) Investments of the Borrower in any Guarantor and Investments of any Guarantor in another Guarantor;

         (e) Investments in the nature of intercompany loans (i) from any wholly owned Subsidiary to the Borrower or any other wholly owned Subsidiary or
(ii) from the Borrower to any wholly owned Subsidiary; provided that (x) neither the Borrower nor any Domestic Subsidiary may make loans to any Foreign Subsidiaries of the Borrower pursuant to this subsection (e) and (y) any loans made by any Foreign Subsidiaries to the Borrower or to any of its Domestic Subsidiaries pursuant to this subsection (e) shall be subordinated to the obligations of the Borrower and Guarantors pursuant to subordination provisions acceptable to the Lender;

         (f) Investments made in connection with the Permitted IHC Transaction; provided that any loan or advance made by the Borrower or a Domestic Subsidiary to a Direct Material Foreign Subsidiary in connection with the Permitted IHC Transaction shall be evidenced by one or more senior intercompany notes and shall be pledged to the Lender pursuant to the Pledge Agreement;

         (g) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

         (h)      Guarantees permitted by Section 7.03;

         (i)      Investments made in connection with Permitted Acquisitions;

         (j)      Investments in Foreign Subsidiaries that are Immaterial
Subsidiaries;

         (k) Investments in Subsidiaries of the Borrower or in Joint Ventures; provided that the aggregate amount of all such Investments pursuant to this clause (k) shall not exceed $5,000,000;

         (l) Investments pursuant to Swap Contracts otherwise permitted hereunder; and

         (m) other Investments made after the Closing Date and not otherwise permitted hereunder in an aggregate amount not to exceed $10,000,000.

         7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a)      Indebtedness under the Loan Documents;

         (b)      Indebtedness outstanding on the date hereof and listed on
Schedule 7.03;

         (c) Guarantees of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary;

         (d) Obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;"

         (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets; provided, however, that the aggregate amount of all such Indebtedness in any fiscal year shall not exceed $40,000,000; provided, however, that, so long as no Default has occurred or would result from such incurrence,

Indebtedness permitted to be incurred by this subsection (e) but not actually incurred may be carried over for incurrence in the following fiscal year; provided, finally, Indebtedness incurred from the Closing Date through the Maturity Date may not exceed $80,000,000;

         (f) Indebtedness to Financial Institutions in an aggregate amount not to exceed the amount of the Commitment, as in effect from time to time;

         (g) Indebtedness in an aggregate amount not in excess of $20,000,000 outstanding at any one time assumed in connection with Permitted Acquisitions that was not created in anticipation of such Permitted Acquisitions;

         (h) Indebtedness to the Person, or the beneficial holders of Equity Interests in the Person, whose assets or Equity Interests are acquired in a Permitted Acquisition where such Indebtedness (i) is payable in full no sooner than three years from the date of such Acquisition, (ii) is repayable in installments of no more than one-third of the initial amount in any year after the date of such Permitted Acquisition, and (iii) bears interest and fees that are consistent with then available market rates for such Indebtedness;

         (i) Indebtedness of wholly owned Domestic Subsidiaries to each other; Indebtedness of Foreign Subsidiaries to each other and other Indebtedness of Subsidiaries of the Borrower to the Borrower that is subordinated to the Obligations on terms and conditions satisfactory to the Lender;

         (j) intercompany Indebtedness among the Borrower and its Subsidiaries permitted by Section 7.02;

         (k) in addition to any Indebtedness permitted by the preceding subsection (j) Indebtedness of any wholly owned Subsidiary to the Borrower or another wholly owned Subsidiary constituting the purchase price in respect of intercompany transfers of goods and services made in the ordinary course of business to the extent otherwise permitted by Section 7.08 and not constituting Indebtedness for borrowed money;

         (l) Indebtedness of the Borrower or any Subsidiary in connection with guaranties resulting from endorsement of negotiable instruments in the ordinary course of business;

         (m) Indebtedness on account of surety bonds and appeal bonds in connection with the enforcement of rights or claims of the Borrower or its Subsidiaries or in connection with judgments not resulting in an Event of Default under Section 8.01(h);

         (n) any refinancings, refundings, renewals or extensions of Indebtedness permitted pursuant to Sections 7.03(a), (b), and (e); provided that
(i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) Indebtedness subordinated to the Obligations is not refinanced except on subordination terms at least as favorable to the Lender and no more restrictive on the Borrower than the subordinated Indebtedness being refinanced, and in an amount not less than the amount outstanding at the time of refinancing; and

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

         (o) other Indebtedness incurred after the Closing Date and not otherwise permitted hereunder in an aggregate amount not to exceed Two Million Dollars ($2,000,000).

         7.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

         (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person or the surviving Person shall become a Guarantor;

         (b) any Foreign Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries, provided that when any Foreign Subsidiary is merging with a Domestic Subsidiary, the Domestic Subsidiary shall be the continuing or surviving Person;

         (c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such transaction is a Guarantor, then the transferee must either be the Borrower or another Guarantor;

         (d) the Borrower and its Subsidiaries may engage in the Permitted IHC Transaction;

         (e) any Immaterial Subsidiary may be wound up, liquidated or dissolved; and

         (f) the Subsidiaries of the Borrower may merge or consolidate with any Person pursuant to a Permitted Acquisition; and

         (g) the Borrower and its Subsidiaries may make those Dispositions permitted by Section 7.05.

         7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

         (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

         (b)      Dispositions of inventory in the ordinary course of business;

         (c)      Dispositions of equipment or real property to the extent that
(i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

         (d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof

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

must either be the Borrower or a Guarantor; and Dispositions of property by the Borrower to any Guarantor;

         (e) Dispositions permitted by Section 7.04 (including, without limitation, pursuant to the Permitted IHC Transaction);

         (f) leases, subleases, licenses and rights to use granted to others not otherwise prohibited by this Agreement that do not materially adversely affect the conduct by the Borrower and by its Subsidiaries of their core golf products business;

         (g) Dispositions made in connection with the closure, downsizing, restructuring, closure or partial closure of the golf ball manufacturing operations of the Borrower;

         (h) the factoring of Japanese retail receivables by Callaway Golf K.K.; and

         (i)      other Dispositions in an aggregate amount not to exceed
$10,000,000;

provided, however, that any Disposition pursuant to clauses (a) through (h) shall be for fair market value; provided, further, that the Borrower or any of its Material Subsidiaries may enter into an agreement to make a Disposition otherwise prohibited by this Section 7.05 if failure to consummate such Disposition would not result in a liability or Indebtedness otherwise prohibited by this Agreement and either (i) the aggregate amount of assets subject to such agreement, when combined with assets subject to other such agreements, during any fiscal year does not exceed Ten Million Dollars ($10,000,000) or (ii) the consummation of the Disposition contemplated by such agreement is conditioned upon either the termination of this Agreement or receipt of the prior written consent of the Lender. Upon reasonable prior written notice of the Borrower, the Lender agrees, no later than concurrently with any Disposition of any Collateral permitted by this Section 7.05, to release its Lien on such Collateral and, in connection therewith, to file or authorize filing of appropriate amendments or terminations of financing statements and to execute and deliver such releases and related documents as the Borrower shall reasonably request to effectuate such release of the Lender's Lien on such Collateral.

         Notwithstanding any other provision of this Section 7.05, the restrictions set forth herein shall not apply to any Dispositions or agreements with respect to Dispositions of stock of the Borrower held by the Borrower as treasury stock or held by the GSOT that would constitute margin stock (as defined in Regulation U).

         7.06 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

         (a) each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

         (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other Equity Interests of such Person;

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

         (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other Equity Interests or warrants or options to acquire any such Equity Interests with the proceeds received from the substantially concurrent issue of new shares of its common stock or other Equity Interests;

         (d) the Borrower may purchase Equity Interests in any Loan Party or options with respect to Equity Interests in any Loan Party held by employees or management of any Loan Party in connection with the termination of employment of such employees or management; and

         (e) so long as no Default would exist after giving effect thereto, the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash in an aggregate amount not to exceed $150,000,000 in any fiscal year; provided, however, that so long as no Default has occurred or would result from such declaration or payment, any Restricted Payment permitted by this subsection (e) but not otherwise made may be carried over for expenditure in the following fiscal year; provided, finally, that the aggregate amount of such Restricted Payments made from the Closing Date through the Maturity Date shall not exceed $300,000,000.

         7.07 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

         7.08 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among the Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries.

         7.09 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability
(i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor,
(ii) of any Material Domestic Subsidiary to Guarantee the Indebtedness of the Borrower owing to the Lender, or (iii) of the Borrower or any Material Domestic Subsidiary to grant to the Lender a perfected security interest in any Collateral.

         7.10 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         7.11     FINANCIAL COVENANTS.

         (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period of four consecutive fiscal quarters to exceed 1.25 to 1.00.

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

         (b) Minimum Consolidated EBITDA. Permit the Consolidated EBITDA for any four consecutive fiscal quarters to be less than $50,000,000.

         7.12 CAPITAL EXPENDITURES. Make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and it Subsidiaries, to exceed $40,000,000 in any fiscal year; provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth above, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year; provided, finally, that the aggregate of such expenditures made from the Closing Date through the Maturity Date shall not exceed $80,000,000.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

         (a)      Non-Payment. The Borrower or any other Loan Party fails to pay
(i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02, 6.03, 6.05, 6.10, 6.11 or 6.12 or Article VII; or

         (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

         (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

         (e) Cross-Default. (i) The Borrower or any Material Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or
(B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the

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

holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

         (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process for an amount in excess of the Threshold Amount is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

         (h) Judgments. There is entered against the Borrower or any Material Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount (to the extent not covered by independent third-party insurance) exceeding (x) in respect of litigation not disclosed in SEC Filings made prior to the Closing Date, the Threshold Amount or, (y) when aggregated with final judgments or order for the payment of money entered in respect of litigation disclosed in SEC Filings made prior to the Closing Date, $35,000,000 or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) (X) in the case of a monetary judgment or order, enforcement proceedings are commenced by any creditor upon non-payment of any such monetary judgment or order and (Y) in the case of a nonmonetary judgment or order, enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of

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

the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (k) Collateral. The Lender shall fail to have a first priority perfected security interest in the Collateral, subject only to any Permitted Liens that, by their terms, may have priority over the security interest of the Lender in the Collateral.

         (l) Change of Control. There occurs any Change of Control with respect to the Borrower.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

         (a) declare the Commitment to be terminated, whereupon the Commitment shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

         (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

         (d) exercise all rights and remedies available to it under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the Commitment shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Lender.

         8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Lender in such order as it elects in its sole discretion.

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

                                   ARTICLE IX.
                                  MISCELLANEOUS

         9.01 AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.02     NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the address, facsimile number or (subject to subsection
(c) below) electronic mail address specified for notices to the applicable party on Schedule 9.02; or to such other address, facsimile number or electronic mail address as shall be designated by such party in a notice to the other party. All notices and other communications expressly permitted hereunder to be given by telephone shall be made to the telephone number specified for notices to the applicable party on Schedule 9.02, or to such other telephone number as shall be designated by such party in a notice to the other party. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Lender pursuant to Article II shall not be effective until actually received by the Lender. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties and the Lender. The Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications hereunder, such as financial statements and other information as provided in
Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and shall not be binding upon any other party hereto if used for any other purpose hereunder.

         (d) Reliance by Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The signature of a Responsible Officer of a Loan Party on any certificate, notice, or other document delivered hereunder shall be prima facie evidence that the document has been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party. The Borrower shall indemnify the Lender, its Affiliates, and their respective officers, directors, employees, agents and attorneys-in-fact from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Lender may be recorded by the Lender, and the Borrower hereby consents to such recording.

         9.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by the Lender to exercise, and no delay by the Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Lender for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief
Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Lender and the cost of independent public accountants and other outside experts retained by the Lender. All amounts due under this Section 9.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitment and repayment, satisfaction or discharge of all other Obligations.

         9.05 INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless the Lender, its Affiliates, and their respective directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) the Commitment, any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this
Section 9.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all the other Obligations.

         9.06 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

         9.07     SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender and the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (c) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (c) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) The Lender may at any time assign to an Eligible Assignees all of its rights and obligations under this Agreement (including all or a portion of the Commitment, the Loans and

L/C Obligations at the time owing to it) pursuant to documentation acceptable to the Lender and the assignee, it being understood and agreed that with respect to any Letters of Credit outstanding at the time of any such assignment, the Lender may sell to the assignee a ratable participation in such Letters of Credit; provided, that so long as no Default shall have occurred and be continuing, any assignee from the Lender shall be acceptable to the Lender and shall be entitled to no greater benefits under Sections 3.01, 3.04, 3.05, 9.04 and 9.05 than would the Lender had it not made such assignment and, if the assignee is not a "United States person" within the meaning of Section 7701(a)(30) of the Code, it shall not be entitled to the benefits of Section 3.01 unless it agrees to provide to the Borrower such tax forms prescribed by the IRS as are necessary or desirable to establish an exemption from, or reduction of, U.S. withholding tax. From and after the effective date specified in such documentation, such Eligible Assignee shall be a party to this Agreement and, to the extent of the interest assigned by the Lender, have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest so assigned, be released from its obligations under this Agreement (and, in the case of an assignment of all of the Lender's rights and obligations under this Agreement, shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 9.04 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and shall continue to have all of the rights provided hereunder to the Lender in its capacity as issuer of any Letters of Credit outstanding at the time of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the Lender and the assignee, and shall execute and deliver any other documents reasonably necessary or appropriate to give effect to such assignment and to provide for the administration of this Agreement after giving effect thereto.

         (c) The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of the Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the outstanding Letters of Credit and/or the Loans and/or the reimbursement obligations in respect of Letters of Credit); provided that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money (other than a mandatory prepayment) is scheduled to be made to such Participant,(ii) reduce the principal, interest, fees or other amounts payable to such Participant (provided, however, that the Lender may, without the consent of the Participant, (A) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit reimbursement obligation or to reduce any fee payable hereunder and
(B)waive the right to be paid interest at the Default Rate), or (iii) release any Guarantor from the Guaranty or any Lien on all or any material portion of the Collateral except as permitted by the Loan Documents. Subject to subsection
(d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were the Lender.

         (d) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to provide to the Lender such tax forms prescribed by the IRS as are necessary or desirable to establish an exemption from, or reduction of, U.S. withholding tax.

         (e) The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under the Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve the Lender; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

         (f) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) an Affiliate of the Lender; (b) an Approved Fund; and (c) any other Person (other than a natural person) approved by the Borrower (such approval not to be unreasonably withheld or delayed); provided that no such approval shall be required if an Event of Default has occurred and is continuing.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) the Lender or (b) an Affiliate of the Lender.

         9.08 CONFIDENTIALITY. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the

Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by any Loan Party. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby; provided, further, that the foregoing provision shall not apply to the extent reasonably necessary to comply with securities laws but shall not in any event permit any Person to reveal the identity of the Borrower or its Subsidiaries.

         9.09 SET-OFF. In addition to any rights and remedies of the Lender provided by law, upon the occurrence and during the continuance of any Event of Default, the Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to the Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. The Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         9.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         9.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Lender in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         9.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         9.14 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.15     GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN DIEGO, CALIFORNIA OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND

THE LENDER EACH CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER AND THE LENDER EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER AND THE LENDER EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         9.16 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                               CALLAWAY GOLF COMPANY

                               By: _________________________________

                               Name: _______________________________

                               Title: ______________________________

                                BANK OF AMERICA, N.A.

                                By: _______________________________________

                                Name: Susan Pepping, Senior Vice President

                                                                   SCHEDULE 7.01

                                 EXISTING LIENS

                                                                   SCHEDULE 7.03

                              EXISTING INDEBTEDNESS

                                                                   SCHEDULE 9.02

                       NOTICE ADDRESSES AND LENDING OFFICE

                                                                       EXHIBIT A

                               FORM OF LOAN NOTICE

                                                                 Date:_________,

To: Bank of America, N.A.

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of June __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), between Callaway Golf Company, a Delaware corporation, and Bank of America, N.A..

         The undersigned hereby requests (select one):

         [ ] A Loan                  [ ] A Conversion or Continuation of a Loan

         1.       On ________________________________________(a Business Day).

         2.       In the amount of $_________________________.

         3.       Comprised of __________________________________.
                                    [Type of Loan requested]

         4. For a Eurodollar Rate Loan: with an Interest Period of ______ months.

         The borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

                                            CALLAWAY GOLF COMPANY

                                            By: ________________________________

                                            Name: ______________________________

                                            Title: _____________________________

                                                                       EXHIBIT B

                                  FORM OF NOTE

$50,000,000                                                   _______, _________
                                                                   June __, 2003

         FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to the order of Bank of America, N.A. (the "Lender"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of Fifty Million Dollars ($50,000,000) or such lesser principal amount of Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of June __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), between the Borrower and the Lender.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Lender in Dollars in immediately available funds at the Lender's Lending Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is the Note referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                                            CALLAWAY GOLF COMPANY

                                            By ________________________________

                                            Name ______________________________

                                            Title _____________________________

1             LOANS AND PAYMENTS WITH RESPECT THERETO

                                            AMOUNT OF
                                           PRINCIPAL OR   OUTSTANDING
                                  END OF     INTEREST      PRINCIPAL
          TYPE OF     AMOUNT OF  INTEREST   PAID THIS       BALANCE       NOTATION
  DATE   LOAN MADE    LOAN MADE   PERIOD      DATE         THIS DATE       MADE BY
------------------------------------------------------------------------------------
________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

________  ________     ________   ________   ________       ________       ________

                                                                       EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

                                     Financial Statement Date: _________, ______

To: Bank of America, N.A.

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of June __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), between Callaway Golf Company, a Delaware corporation (the "Borrower") and Bank of America, N.A. (the "Lender").

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Lender on the behalf of the Borrower, and that:

      [Use following paragraph 1 for fiscal year-end financial statements]

         1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

     [Use following paragraph 1 for fiscal quarter-end financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

                                  [SELECT ONE:]

         [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

                                      -OR-

         [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT AND ITS NATURE AND STATUS:]

         4. The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

         5.       The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, ____.

                                            CALLAWAY GOLF COMPANY

                                            By: ________________________________

                                            Name: ______________________________

                                            Title: _____________________________

                                   SCHEDULE 2

                          To the Compliance Certificate

                             AS OF (STATEMENT DATE)

                                                                       EXHIBIT D

                                FORM OF GUARANTY

         This Guaranty ("Guaranty") is made as of June __, 2003, by the undersigned (collectively, "Guarantor"), in favor of Bank of America, N.A. ("Lender") as party to the Credit Agreement dated as of June 16, 2003 (as the same may be modified, amended and restated from time to time, herein called the "Credit Agreement") with Callaway Golf Company (the "Borrower").

                              PRELIMINARY STATEMENT

         WHEREAS, the Borrower has requested the Lender to extend credit to the Borrower, and the Lender has agreed to do so on the terms and conditions contained in the Credit Agreement; and

         WHEREAS, it is a condition precedent to the obligation of the Lender to extend such credit under the Credit Agreement that Guarantor shall have executed and delivered this Guaranty Agreement;

         WHEREAS, the Guarantor will derive direct and indirect economic benefits pursuant to the terms of the Credit Agreement;

         WHEREAS, the Borrower's obligations under the Credit Agreement are guarantied by this Guaranty;

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to enter into the Credit Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor hereby agrees for the benefit of the Lender as follows:

                                    Guaranty

         1. Guaranty of Guaranteed Obligations. Guarantor hereby absolutely and unconditionally guarantees to the Lender the prompt and punctual payment and performance when due (whether at its maturity, by lapse of time, by acceleration or otherwise) of the Guaranteed Obligations (hereinafter defined). This is a guaranty of payment, not of collection. If Borrower defaults in the payment when due of the Guaranteed Obligations or any part thereof, Guarantor shall in lawful money of the United States pay to the Lender or order, on demand, all sums due and owing on such Guaranteed Obligations, including all interest, charges, fees and other sums, costs and expenses.

         2. Guaranteed Obligations. As used herein, the term "Guaranteed Obligations" means the Obligations (as such term and all other capitalized terms used but not otherwise defined herein are defined in the Credit Agreement), the obligation of Borrower to repay any and all other indebtedness, obligations and liabilities of every kind and character of Borrower to the Lender, or any one or more of them, whether now existing or hereafter arising, whether due and owing or to become due and owing, whether joint or several, or joint and several, whether absolute or contingent, as created by, evidenced by, arising in connection with and/or owing at any time under the Credit Agreement. If the amount of the Guaranteed Obligations outstanding is determined by a court of competent jurisdiction, that determination shall be conclusive and binding on guarantor, regardless of whether Guarantor was a party to the proceeding in which the determination was made or not.

         3. Rights of the Lender. Guarantor authorizes the Lender to perform any or all of the following acts at any time in its sole discretion, all without notice to Guarantor and without affecting Guarantor's obligations under this Guaranty:

                  (a) Alter any terms of the Guaranteed Obligations or any part of them, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Guaranteed Obligations or any part of them.

                  (b) Take and hold security for the Guaranteed Obligations or this Guaranty, accept additional or substituted security for either, and subordinated, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

                  (c) Direct the order and manner of any sale of all or any part of any security now or later to be held for the Guaranteed Obligations or this Guaranty, and also bid at any such sale.

                  (d) Apply any payments or recoveries from Borrower, Guarantor or any other source, and any proceeds of any security, to Borrower's obligations under Credit Agreement in such manner, order and priority as the Lender may elect, whether or not those obligations are guaranties by this Guaranty or secured at the time of the application.

                  (e) Release Borrower of its liability for any obligations comprising the Guaranteed Obligations or any part thereof.

                  (f) Substitute, add or release any one or more guarantors or endorsers.

                  (g) In addition to the extensions of credit accommodations under the Credit Agreement, the Lender may extend other credit to Borrower, and may take and hold security for the credit so extended, all without affecting Guarantor's liability under this Guaranty.

         4. Guaranty to be Absolute. Guarantor expressly agrees that until the Guaranteed Obligations are paid and performed in full and each and every term, covenant and condition of this Guaranty is full performed, Guarantor shall not be released by or because of:

                  (a) Any act or event which might otherwise discharge, reduce, limit or modify Guarantor's obligations under this Guaranty:

                  (b) Any waiver, extension, modification, forbearance, delay or other act or omission of the Lender or their failure to proceed promptly or otherwise as against Borrower, Guarantor or any security;

                  (c) Any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of Guarantor as against Borrower; or

                  (d) Any dealings occurring at any time between Borrower and the Lender, whether relating to the Guaranteed Obligations or otherwise.

         Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Guaranty that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances.

         5.       Guarantor's Waivers. Guarantor waives:

                  (a) All statues of limitations as a defense to any action or proceeding brought against Guarantor by the Lender, to the fullest extent permitted by law;

                  (b) Any right it may have to require the Lender to proceed against Borrower, proceed against or exhaust any security held from Borrower, or pursue any other remedy in the Lender's power to pursue;

                  (c) Any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower;

                  (d) Any defense based on: (1) any legal disability of Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of Borrower to the Lender from any cause, whether consented to the Lender or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and (iii) any rejection or disaffirmance of the Guaranteed Obligations, or any part thereof, or any security held therefor, in any such Insolvency Proceeding;

                  (e) Any defense based on any action taken or omitted by the Lender in any Insolvency Proceeding involving Borrower, including any election to have the claims of the Lender allowed as being secured, partially secured or unsecured, any extension of credit by the Lender to Borrower in any Insolvency Proceeding, and the taking and holding by the Lender of any security for any such extension of credit;

                  (f) All presentments, demands for performance, notice of intention to accelerate, notice of acceleration, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind; and

                  (g) Any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Guaranteed Obligations or any part of them.

         6.       Waivers of Subrogation and Other Rights.

                  (a) Upon a default by Borrower, the Lender in its sole discretion, without prior notice to or consent of Guarantor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Guaranteed Obligations, (ii) accept a transfer of any such security in lien of foreclosure, (iii) compromise or adjust the Guaranteed Obligations or any part thereof or make any other accommodation with Borrower or Guarantor, or (iv) exercise any other remedy against Borrower or any security. No such action by the Lender shall release or limit the liability of Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to the Lender, whether contractual or arising by operation of law or otherwise. Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by the Lender or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Guaranteed Obligations.

                  (b) Regardless of whether Guarantor may have made any payments to the Lender, Guarantor forever waives: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Borrower for any sums paid to the Lender, whether contractual or arising by operation of law (including the United States the Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that the Lender may have against Borrower, and (iii) all rights to participate in any security now or later to be held by the Lender for the Guaranteed Obligations.

         7. Revival and Reinstatement. If the Lender is required to pay, return or restore to Borrower or any other person any amounts previously paid on the Guaranteed Obligations because of any Insolvency Proceeding of Borrower, any stop notice or any other reason, the obligations of Guarantor shall be reinstated and revived and the rights of the Lender shall continue with regard to such amounts, all as though they had never been paid.

         8. Information Regarding Borrower. Before signing this Guaranty, Guarantor investigated the financial condition and business operations of Borrower and such other matters as Guarantor deemed appropriate to assure itself of Borrower's ability to discharge its obligations under the Credit Agreement and other Loan Documents. Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Borrower's ability to pay and perform its obligations hereunder. The Lender has no duty to disclose to Guarantor any information which it or they may have or receive about Borrower's financial condition, business operations, or any other circumstances bearing on its ability to perform.

         9. Subordination. Any rights of Guarantor, whether now existing or later arising, to receive payment on account of any indebtedness (including interest) owed to it by Borrower or any subsequent owner of any real property collateral for the Guaranteed Obligations, or to withdraw capital invested by it in Borrower, or to receive distributions from Borrower, shall at all times be subordinate as to lien and time of payment and in all other respects to the full and prior repayment to the Lender of the Guaranteed Obligations. Guarantor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Guaranteed Obligations have been paid and performed in full and any such sums received in violation of this Guaranty shall be received by Guarantor in trust for the Lender.

         10.      Reserved.

         11. Authorization; No Violation. Guarantor is authorized to execute, deliver and perform under this Guaranty, which is a valid and binding obligation of Guarantor except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability. No provision or obligation of Guarantor contained in this Guaranty violates any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency. No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement to which Guarantor is a party.

         12. Additional and Independent Obligations. Guarantor's obligations under this Guaranty are in addition to its obligations under any other existing or future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by the beneficiary of such other guaranty or guaranties. Guarantor's obligations under this Guaranty are independent of those of Borrower on the Guaranteed Obligations. The Lender may bring a separate action, or commence a separate reference or arbitration proceeding against Guarantor without first proceeding against Borrower, any other person or any security that the Lender may hold, and without pursuing any other remedy. The Lender's rights under this Guaranty shall not be exhausted by any action by the Lender until the Guaranteed Obligations have been paid and performed in full.

         13. No Waiver; Consents; Cumulative Remedies. Each waiver by the Lender must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from delay by the Lender in exercising or failure to exercise any right or remedy against Borrower, Guarantor or any security. Consent by the Lender to any act or omission by Borrower or Guarantor shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for consent of the Lender to be obtained in any future or other instance. All remedies of the Lender against Borrower and Guarantor are cumulative.

         14. No Release. Guarantor shall not be released from its obligations under this Guaranty except by a writing signed by the Lender.

         15. Heirs, Successors and Assigns; Participations. The terms of this Guaranty shall bind and benefit the heirs, legal representatives, successors and assigns of the Lender and Guarantor; provided, however, that Guarantor may not assign this Guaranty, or assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of the Lender. the Lender in its sole discretion may sell or assign participations or other interests in the Guaranteed Obligations and this Guaranty, in whole or in part, all without notice to or the consent of Guarantor and without affecting Guarantor's obligations under this Guaranty. Also without notice to or the consent of Guarantor, the Lender may disclose any and all information in their possession concerning Guarantor, this Guaranty and any security for this Guaranty to any actual or prospective purchaser of any securities issued or to be issued by the Lender, and to any actual or prospective purchaser or assignee of any participation or other interest in the Guaranteed Obligations and this Guaranty.

         16. Notices. All notices given under this Guaranty must be in writing and must be given in the manner provided in the Credit Agreement and to the addresses therein set forth as may be changed by the parties in accordance therewith.

         17. Rules of Construction. In this Guaranty, the word "Borrower" includes both the named Borrower and any other person who at any time assumes or otherwise becomes primarily liable for all or any part of the obligations of the named Borrower on the Guaranteed Obligations. The word "person" includes any individual, company, trust or other legal entity of any kind. The word "include(s)" means "include(s), without limitation." and the word "including" means "including, but not limited to." When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

         18. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS, OF THE STATE OF CALIFORNIA.

         19. Costs and Expenses. If any lawsuit, reference or arbitration is commenced which arises out of, or which relates to this Guaranty, the Credit Agreement the Loan Documents or the Guaranteed Obligations, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys; fees (including allocated costs for services of in-house counsel) in the action or proceeding, in addition to costs and expenses otherwise allowed by law. In all other situations, including any insolvency proceeding, Guarantor agrees to pay all of costs and expenses of the Lender, including attorneys' fees (including allocated costs for services of in-house counsel) which may be incurred in any effort to collect or enforce the Guaranteed Obligations or any part thereof or any term of this Guaranty. From the time(s) incurred until paid in full, all sums shall bear interest at the Default Rate, as defined in the Credit Agreement.

         20. Consideration. Guarantor acknowledges that it expects to benefit from the extension of the credit accommodations to Borrower under the Credit Agreement because of its relationship to Borrower, and that it is executing this Guaranty in consideration of that anticipated benefit.

         21. Integration; Modifications. This Guaranty (a) integrates all the terms and conditions mentioned in or incidental to this Guaranty, (b) supersedes all oral negotiations and prior writings with respect to its subject matter, and (c) is intended by Guarantor and the Lender as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by Guarantor and the Lender. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in this Guaranty. This Guaranty may not be modified except in a writing signed by both the Lender and Guarantor.

         22. Miscellaneous. The illegality or unenforceability of one or more provisions of this Guaranty shall not affect any other provision. Time is of the essence in the performance of this Guaranty by Guarantor.

         23. Joint and Several. If this Guaranty is executed by more than one Person, all references to "Guarantor" herein shall be construed as referring to each such Person, all of whom shall be jointly and severally liable hereunder.

    THIS WRITTEN GUARANTY AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

    THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                            ____________________________________

                                            By:_________________________________

                                            Name:

                                            Title:

                                                                       EXHIBIT E

                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (the "Pledge Agreement") is made and dated as of the 16th day of June, 2003 by and between CALLAWAY GOLF COMPANY, a Delaware corporation (the "Borrower" and, collectively, with any other person that joins in this Pledge Agreement by execution and delivery of a Joinder Agreement substantially in the form of Exhibit A to this Pledge Agreement, the "Pledgors"), and BANK OF AMERICA, N.A., a national banking association (the "Lender").

                                    RECITALS

         A. Pursuant to that certain Credit Agreement dated as of June 16, 2003 by and between the Borrower and the Lender (as amended, extended and replaced from time to time, the "Credit Agreement") the Lender has agreed to extend credit to the Borrower from time to time. All capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement. All other terms not otherwise defined herein shall have the meanings attributed to such terms in the California Uniform Commercial Code as in effect from time to time.

         B. As a condition precedent to the Lender's obligation to extend and to continuing to credit under the Credit Agreement and as security for the payment and performance of the Secured Obligations (as defined in Paragraph 3 below), the Pledgors are required to execute and deliver and/or from time to time join in this Pledge Agreement, all for the purpose of granting a security interest in collateral, all as hereinafter provided.

         NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

         1. Grant of Security Interest. Each Pledgor hereby pledges, assigns and grants to the Lender a security interest in the property described in Paragraph 2 below (collectively and severally, the "Collateral") to secure payment and performance of such Pledgor's Secured Obligations.

         2. Collateral. The Collateral shall consist of all right, title and interest of each Pledgor, whether now existing or hereafter acquired:

                  (a ) all Pledged Equity Interests, including, without limitation, those Pledged Equity Interests listed on Schedule 1 to this Pledge Agreement;

                  (b) all Pledged Debt Securities, including, without limitation, those Pledged Debt Securities listed on Schedule 1 to this Pledge Agreement;

                  (c) all other property that may be delivered to and held by the Lender pursuant to the terms of this Pledge Agreement;

                  (d) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in subparagraphs (a) and (b) above;

                  (e) all rights, powers and privileges with respect to the Collateral referred to in subparagraphs (a) through (d) above; and

                  (f) all proceeds of the foregoing Collateral.

                  Upon delivery to the Lender, (a) any stock certificates, promissory notes or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Lender and by such other endorsement, instruments and documents as the Lender may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the appropriate Pledgor and such other endorsements, instruments or documents as the Lender may reasonably request. Each Pledgor promises promptly to deliver to the Lender any and all Pledged Securities and any and all certificates or other instruments or documents representing the Collateral. Each delivery of or other change in Pledged Securities shall be accompanied by a schedule describing the securities theretofor and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered. If any Pledged Securities or other assets of any Pledgor shall, at any time, cease to be Collateral hereunder (including, without limitation, as the result of (i) any Disposition thereof permitted by the Credit Agreement or (ii) the issuer thereof ceasing to be a Direct Material Foreign Subsidiary), the Lender agrees (i) that its security interest therein concurrently will be terminated without further action of the Lender, (ii) promptly on receipt of written notice thereof, to re-deliver to such Pledgor all stock certificates, promissory notes, stock powers, endorsements, instruments and documents delivered to the Lender hereunder in connection with such Collateral, and (iii) to terminate or appropriately amend financing statements filed to perfect the security interest in such Collateral.

         3. Obligations. The "Secured Obligations" secured by this Pledge Agreement shall consist of (i) in the case of the Borrower, all Obligations of the Borrower under, and as defined in, the Credit Agreement and each other Loan Document to which it is a party, in each case whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, whether now existing or hereafter arising and (ii) in the case of any other Pledgor, all Guaranteed Obligations (as defined in the Guaranty of such Pledgor) under such Guaranty and each other Loan Document to which it is a party, in each case whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, in each case whether now existing or hereafter arising.

         4. Representations and Warranties. In addition to all representations and warranties of the Pledgors set forth in the other Loan Documents, which are incorporated herein by this reference, each Pledgor hereby represents and warrants that: (a) the Pledged Equity Interests represent that percentage set forth on Schedule I of the issued and outstanding Equity Interests of the issuer with respect thereto; (b) except for the security interest granted hereunder, such Pledgor (i) is and, except as otherwise permitted by the Credit Agreement, will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on
Schedule I, (ii) holds the same free and clear of all Liens except those permitted by the Credit Agreement or any other Loan Document; (iii) will not Dispose of or make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, or as permitted by the Credit Agreement or the other Loan Documents, and (iv) will cause any and all Pledged Securities received after the date of this Pledge Agreement, whether for value paid or otherwise, to be forthwith deposited with the Lender and pledged or assigned hereunder; (c) such Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Pledge Agreement or permitted by the Credit Agreement or the other Loan Documents), however arising, of all Persons whomsoever; (d) no consent of any other Person (including stockholders or creditors of the such Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity or enforceability of the pledge effected hereby, except such consents as have been obtained and are in full force and effect; and (e) by virtue of the execution and delivery by such Pledgor of this Pledge Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Lender in accordance with this Pledge Agreement or, if a security interest in the Collateral may not, under applicable law be perfected by possession, then upon the filing of appropriate financing statements, the Lender will obtain a valid and perfected first Lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations of such Pledgor; (f) all of the Pledged Equity Interests have been duly authorized and validly issued and are fully paid and nonassessable and are in certificated form; and (g) the Collateral will not be represented by any certificates, notes, securities, documents, or other instruments other than those delivered hereunder.

         5. Registration in Nominee Name; Denominations. The Lender shall have the right following an Event of Default which is continuing (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledge or as sub-agent) or the name of the Pledgor granting a security interest therein, endorsed or assigned in blank or in favor of the Lender. Each Pledgor will promptly give to the Lender copies of any notices or other communication received by it from any Governmental Authority with respect to the Pledged Securities registered in the name of such Pledgor. The Lender shall at all times following an Event of Default which is continuing have the right to exchange the certificates representing Pledged

Securities for certificates of smaller or larger denominations for any purpose consistent with this Pledge Agreement. Each Pledgor hereby grants to the Lender an exclusive, irrevocable power of attorney, with full power and authority in the place and stead of such Pledgor to take all such action permitted under this Paragraph 5. Each Pledgor agrees to reimburse the Lender upon demand for any costs and expenses, including, without limitation, attorneys' fees, the Lender may incur while acting as such Pledgor's attorney-in-fact hereunder, all of which costs and expenses are included in the Secured Obligations of such Pledgor secured hereby. It is further agreed and understood between the parties hereto that such care as the Lender gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in the Lender's possession; provided, however, that the Lender shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Secured Obligations or with respect to the Collateral.

         6.       Administration of the Pledged Securities.

                  (a) Until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to vote or consent with respect to the Pledged Securities in any manner not inconsistent with this Pledge Agreement or any document or instrument delivered or to be delivered pursuant to or in connection with any thereof; provided, however, that no Pledgor will be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of the Lender under this Pledge Agreement or the Credit Agreement or the Loan Documents or the ability of the Lender to exercise the same. If there shall have occurred and be continuing an Event of Default and the Lender shall have notified a Pledgor that the Lender desires to exercise its proxy rights with respect to all or a portion of the Pledged Securities, such Pledgor hereby grants to the Lender an irrevocable proxy for the Pledged Securities of such Pledgor pursuant to which proxy the Lender shall be entitled to vote or consent, in its discretion, and in such event each such Pledgor agrees to deliver to the Lender such further evidence of the grant of such proxy as the Lender may request. Upon the occurrence and during the continuance of an Event of Default, all rights of each Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to this Pledge Agreement shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

                  (b) In the event that at any time or from time to time after the date hereof, any Pledgor, as record and beneficial owner of Pledged Securities, shall receive or shall become entitled to receive, any dividend or any other distribution whether in securities or property by way of stock split, spin-off, split-up or reclassification, combination of shares or the like, or in case of any reorganization, consolidation or merger, or any Pledgor, as record and beneficial owner of Pledged Securities, shall thereby be entitled to receive securities or property in respect of such Pledged Securities, then and in each such case, each such Pledgor shall deliver to the Lender and the Lender shall be entitled to receive and retain all such securities or property as part of the Pledged

Securities as security for the payment and performance of such Pledgor's Secured Obligations; provided, however, that until an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive, retain, and use any cash dividends, interest, principal payments and other distributions paid to it on account of the Pledged Securities to the extent that such payments or other distributions are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement and the other Loan Documents.

                  (c) Upon the occurrence of an Event of Default, all rights of the Pledgors to dividends, distributions, interest or principal that any Pledgor is authorized to receive pursuant to this Pledge Agreement shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to receive and retain such dividends, distributions, interest or principal. All dividends, distributions, interest or principal received by any Pledgor contrary to the provisions of this Pledge Agreement shall be held in trust for the benefit of the Lender, shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Lender upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Lender pursuant to the provisions of this subparagraph (c) shall be retained by the Lender in an account to be established by the Lender upon receipt of such money or other property and shall constitute Collateral under this Pledge Agreement to be applied in accordance herewith.

                  (d) Upon the occurrence of an Event of Default, the Lender is authorized to sell the Pledged Securities and, at any such sale of any of the Pledged Securities, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons or entities who (1) will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Pledged Securities; and (2) satisfy the offeree and purchaser requirements for a valid private placement transaction under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and under Securities and Exchange Commission Release Nos. 33-6383; 34-18524; 35-22407; 39-700; IC-12264; AS-306, or under any similar statute, rule or regulation. Each Pledgor agrees that disposition of the Pledged Securities pursuant to any private sale made as provided above may be at prices and on other terms less favorable than if the Pledged Securities were sold at public sale, and that the Lender has no obligation to delay the sale of any Pledged Securities for public sale under the Act. Each Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. In the event that the Lender elects to sell the Pledged Securities of such Pledgor, or part of them, and there is a public market for such Pledged Securities, in a public sale such Pledgor shall use its best efforts to register and qualify its Pledged Securities, or applicable part thereof, under the Act and all state blue sky or securities laws required by the proposed terms of sale and all expenses thereof shall be payable by such Pledgor, including, but not limited to, all costs of
(i) registration or qualification of, under the Act or any state blue sky or securities laws or pursuant to any applicable rule or regulation issued pursuant thereto, any Pledged Securities, and (ii) sale of such Pledged Securities, including, but not limited to, brokers' or underwriters' commissions, fees or discounts, accounting and legal fees, costs of printing and other expenses of transfer and sale.

                  (e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Securities of a Pledgor, or any part thereof, such Pledgor will execute such applications and other instruments as may be reasonably required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable efforts to secure the same.

                  (f) Nothing contained in this Paragraph 6 shall be deemed to limit the other obligations of any Pledgor contained in the Credit Agreement, the Guaranties, this Pledge Agreement, or the other Loan Documents or the rights of the Lender hereunder or thereunder.

         7.       Remedies.

                  (a) Upon the occurrence of an Event of Default, the Lender may, without notice to or demand on any Pledgor and in addition to all rights and remedies available to the Lender with respect to the Secured Obligations, at law, in equity or otherwise, do any one or more of the following:

                           (1)      Foreclose or otherwise enforce the Lender's
security interest in Collateral of such Pledgor in any manner permitted by law or provided for in this Pledge Agreement.

                           (2)      Sell, lease, license or otherwise dispose of
any Collateral of such Pledgor at one or more public or private sales at the Lender's place of business or any other place or places, including, without limitation, any broker's board or securities exchange, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Lender may determine.

                           (3)      Recover from such Pledgor all costs and
expenses, including, without limitation, reasonable attorneys' fees (including the allocated cost of internal counsel), incurred or paid by the Lender in exercising any right, power or remedy provided by this Pledge Agreement.

                           (4)      In connection with the disposition of any
Collateral of such Pledgor, disclaim any warranty relating to title, possession or quiet enjoyment.

                  (b) Unless the Collateral of a Pledgor threatens to decline speedily in value or is of a type customarily sold on a recognized market, such Pledgor shall be given ten (10) Business Days' prior notice of the time and place of any public sale or of the time after which any private sale or other intended disposition of such Collateral is to be made pursuant to this Pledge Agreement, which notice each Pledgor hereby agrees shall be deemed reasonable notice thereof.

                  (c) Upon any sale or other Disposition pursuant to this Pledge Agreement, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral or portion thereof so sold or Disposed of. Each purchaser at any such sale or other disposition (including the Lender) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of any Pledgor, and each Pledgor specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

                  (d) Any deficiency with respect to the Secured Obligations of a Pledgor which exists after the Disposition or liquidation of the Collateral of such Pledgor shall be a continuing liability of such Pledgor to the Lender and shall be immediately paid by such Pledgor to the Lender.

         8. Application of Non-Cash Proceeds. Notwithstanding anything else contained in this Pledge Agreement, if any non-cash proceeds are received in connection with any sale or Disposition of any Collateral, the Lender shall not apply such non-cash proceeds to the Secured Obligations unless and until such proceeds are converted to cash; provided, however, that if such non-cash proceeds are not expected on the date of receipt thereof to be converted to cash within one year after such date, the Lender shall use commercially reasonable efforts to convert such non-cash proceeds to cash within such one year period.

         9. Waiver of Hearing. Each Pledgor expressly waives to the extent permitted under applicable law any constitutional or other right to a judicial hearing prior to the time the Lender takes possession or Disposes of the Collateral upon the occurrence of an Event of Default.

         10. Cumulative Rights. The rights, powers and remedies of the Lender under this Pledge Agreement shall be in addition to all rights, powers and remedies given to the Lender by virtue of any statute or rule of law, the Credit Agreement, the Guaranties, any Loan Document or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Lender's security interest in the Collateral.

         11. Waiver. Any forbearance or failure or delay by the Lender in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of the Lender shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by the Lender. Each Pledgor waives any right to require the Lender to proceed against any person or to exhaust any Collateral or to pursue any remedy in the Lender's power.

         12. Setoff. Each Pledgor agrees that the Lender may exercise its rights of setoff with respect to the Secured Obligations in the same manner as if the Secured Obligations of such Pledgor were unsecured.

         13. Financing Statements. Each Pledgor hereby consents to, authorizes and instructs the Lender to file financing statements with respect to the Collateral in all locations deemed appropriate by the Lender from time to time.

         14. Entire Agreement. This Pledge Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         15. Survival. All representations, warranties, covenants and agreements contained herein and in the other Loan Documents of each Pledgor shall survive the termination of this Agreement and shall be effective until the Secured Obligations of all Pledgors are paid and performed in full or longer as expressly provided herein.

         16. Notices. All notices shall be given in accordance with the Credit Agreement, which, in the case of Pledgors other than the Borrower, shall be addressed to such Pledgor care of the Borrower at the address indicated in the Credit Agreement.

         17. Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to its choice of law rules.

         18. Counterparts. This Pledge Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.

         19. Severability. The illegality or unenforceability of any provision of this Pledge Agreement or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.

                           [Signature Pages Following}

              EXECUTED as of the day and year first above written.

                                            CALLAWAY GOLF COMPANY

                                            By:_________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                            BANK OF AMERICA, N.A.

                                            By:_________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                                                      SCHEDULE I
                                                           (TO PLEDGE AGREEMENT)

                               PLEDGED SECURITIES

                           1. PLEDGED EQUITY INTERESTS

----------------------------------------------------------------------------
                                        NO. OF EQUITY          PERCENTAGE OF
PLEDGOR           ISSUER              INTERESTS PLEDGED            TOTAL
----------------------------------------------------------------------------
Borrower  Callaway Golf Kabushiki  Certificates representing        65%
                  Kaisha           650 Shares
----------------------------------------------------------------------------
Borrower   Callaway Golf Europe    Certificate representing         65%
                  Limited             2,066,918 Shares
----------------------------------------------------------------------------

                           2. PLEDGED DEBT SECURITIES

                                      None

                                                                       EXHIBIT A
                                                           (TO PLEDGE AGREEMENT)

                                JOINDER AGREEMENT

         THIS JOINDER AGREEMENT (this "Agreement") is made and dated as of the ____ day of ___, 200_ by and between _______________________, a
_________________ (the "Joining Pledgor").

         WHEREAS, Callaway Golf Company (the "Borrower") and Bank of America, NA (the "Lender") have entered into a Credit Agreement dated as of June 16, 2003 (as amended, modified, or waived, the "Credit Agreement") pursuant to which the Lender has agreed to extend credit to the Borrower on the terms and conditions contained thereon;

         WHEREAS, the Borrower and the Lender have executed a Pledge Agreement (as such term and all other capitalized terms used, but not otherwise defined, are defined in the Credit Agreement) pursuant to which the Borrower has, and certain other Pledgors may have, granted to the Lender a security interest in the Collateral as defined therein;

         WHEREAS, the Joining Pledgor is or concurrently herewith is becoming a Guarantor under the Credit Agreement and will acquire an interest in Collateral and, pursuant to the Credit Agreement, is required to join in the Pledge Agreement;

                  NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Joining Pledgor hereby (a) joins in the Pledge Agreement as though a party thereto ab initio, (b) grants to the Lender a security interest in all right, title and interest of the Joining Pledgor in the Collateral of the Joining Pledgor, whether now owned or hereafter acquired, (c) delivers to the Lender a new Schedule 1 to the Pledge Agreement to the extent required by the Pledge Agreement on account of Pledged Securities of the Joining Pledgor and (d) agrees to deliver to the Lender such other agreements and documents as the Lender may reasonably required to effectuate this joinder and to realize for the Lender the benefits of the Collateral intended to be granted pursuant to the Pledge Agreement.

                                       _______________________, a ______________

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________